EXHIBIT 32
                          Certification pursuant to
                            18 U.S.C. Section 1350,
                            as adopted pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002



R. Ray Pate, Jr., President and Chief Executive Officer, and Rebecca B. Crunk, Senior Vice President and Chief Financial Officer of NCRIC Group, Inc. (the "Company"), each certify in his/her capacity as an officer of the Company that he/she has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2004 and that to the best of his/her knowledge:

(1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.





August 10, 2004                          /s/            R. Ray Pate, Jr.
---------------------                   --------------------------------
Date                                    R. Ray Pate, Jr.
                                        President and Chief Executive Officer


August 10, 2004                          /s/            Rebecca B. Crunk
---------------------                   ----------------------------------
Date                                      Rebecca B. Crunk
                                          Senior Vice President and Chief
                                          Financial Officer


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